UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	26-2797630
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

233 Needham Street, Suite 300

Newton MA, 02464

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

U.S Rare Earth Minerals, Inc.

(Former Name, if Changed Since the Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Item 2.03 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 25, 2019 U.S. Rare Earth Minerals, Inc. (the “Company”) entered into a $250,000 Senior Secured Promissory Note, dated February 25, 2019 at an interest rate of 8% per annum, maturing on October 24, 2019 (the “Maturity Date”). The Note is convertible into common stock of the Company, par value $.001 per share (the “Common Stock”) at any time after the earlier of: (i) 180 days from the date of the Note or (ii) upon effective date of a registration statement. The conversion price of the Note is equal to the lesser of : (i) the lowest trading price for the twenty-day period prior to the date of the Note or (ii) 65% of the average of the three lowest trading prices during the twenty days prior to a conversion notice on the applicable trading market or the closing bid price on the applicable trading market. The Company may prepay the Note at any time at a rate of 120% of outstanding principal and interest during the first 90 days it is outstanding and 130% of outstanding principal and interest for the next 90 days thereafter. Thereafter the prepayment amount increases 5% for each thirty-day period until 270 days from the issue date at which time it is fixed at 150% of the outstanding principal and interest on the Note.

The Note was issued to Auctus Fund, LLC (the “Lender”) pursuant to a Securities Purchase Agreement, dated February 25, 2019, between the Lender and the Company (the “Purchase Agreement”). The Purchase Agreement contains provisions for additional borrowing of up to $250,000, a due diligence fee of $25,000 due on each funding and customary representations, warranties and covenants including limitations on additional debt, a right of first refusal for 18 months, Common Stock reserve coverage, and pricing resets for offerings by the Company at a lower conversion price per share.

The Note is secured pursuant to a Security Agreement between the Company and Lender, dated February 25, 2019 (the “Security Agreement”), securing all of the assets of the Company and its subsidiaries until such time as a registration statement registering the Common Stock underlying the Warrant and Note of the Lender becomes effective and eligible for resale at prevailing market prices, at which time it terminates.

The Company issued the Lender a five-year warrant (the “Warrant”) to purchase 208,333 shares of Common Stock of the Company at an exercise price of $.60 per share, as adjusted for reorganizations, dividends, and offerings at prices lower than the exercise price. The Warrant contains cashless exercise provisions at the option of the Lender.

The Lender is limited to holding a total of 4.99% of the issued and outstanding Common Stock of the Company under terms of the Note and Warrant.

The Common Stock underlying the Warrant and the Note, when issued, shall bear a restrictive legend unless otherwise registered, eligible for resale under Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) or by another resale exemption from registration.

The Company granted the Lender demand and piggyback registration rights pursuant to a Registration Rights Agreement, dated February 25, 2019 (the “Registration Rights Agreement”) whereby the Common Stock underlying the Note and the Warrant is required be included in a registration statement filed with the Commission no later than 45 days, and become effective 180 days, from the date Registration Rights Agreement, subject to any limitation under Rule 415.

The issuance of the Note, Warrant and Common Stock issuable thereunder was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws. The represented that it is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, and acquired the Company’s common shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Company’s common shares were offered without any general solicitation by the Company or its representatives.

The foregoing descriptions of the Purchase Agreement, the Note, the Security Agreement, the Warrant and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of each of such document which are filed as Exhibits 10.17 through 10.121 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales

Item 2.03 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.17	Form of $250,000 Senior Secured Promissory Note, dated February 25, 2019, of U.S. Rare Earth Minerals, Inc. and Auctus Fund, LLC, dated February 25, 2019.

10.18	Form of Security Agreement dated February 25, 2019, between U.S. Rare Earth Minerals, Inc., and Auctus Fund, LLC, dated February 25, 2019.

10.19	Form of Warrant of dated February 25, 2019

10.20	Form of Registration Rights Agreement between U.S. Rare Earth Minerals, Inc. and Auctus Fund, LLC, dated February 25, 2019.

10.21	Form of Securities Purchase Agreement between U.S. Rare Earth Minerals, Inc. and Auctus Fund, LLC, dated February 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

By:	/s/ Dr. David Platt
	Name:	Dr. David Platt
	Title:	President and Chief Executive Officer

Dated:  March 1, 2019

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